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                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                     EXHIBIT 21--SUBSIDIARIES OF REGISTRANT



                                                           State or Other Jurisdiction of
            Name                                                   Incorporation
- -----------------------------------------------------------------------------------------
Small Tube Manufacturing Corporation                       Delaware

Tube Forming, LP                                           Delaware

Wolverine Europe (EURL)                                    France

Wolverine Europe Holdings, B.V.                            The Netherlands

Wolverine Finance Company, Inc.                            Tennessee

Wolverine Joining Technologies, Inc.                       Delaware

Wolverine Ratcliff, Inc.                                   Canada

Wolverine Scholte Metalen B.V.                             The Netherlands

Wolverine Tube (Canada) Inc.                               Canada

Wolverine Tube (Shanghai) Co. Ltd.                         China

Wolverine Tube Asia, Ltd.                                  Hong Kong

Wolverine Tube International Limited                       Virgin Islands